As filed with the Securities and Exchange Commission on July 6, 2001
                                                    Registration  No.  333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             INSIGHTFUL CORPORATION
             (Exact name of Registrant as specified in its charter)

          Delaware                                         04-2842217
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

1700 Westlake Avenue North, Suite 500, Seattle, Washington        98109-3044
        (Address of Principal Executive Offices)                  (Zip Code)
                              ____________________
                             INSIGHTFUL CORPORATION
                      2001 STOCK OPTION AND INCENTIVE PLAN
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (Full title of the plan)

                                 Shawn F. Javid
                             INSIGHTFUL CORPORATION
                       (formerly known as MathSoft, Inc.)
                      1700 Westlake Avenue North, Suite 500
                             Seattle, WA 98109-3044
                     (Name and address of agent for service)

                                 (206) 283-8802
          (Telephone number, including area code, of agent for service)
                              ____________________
                                    Copy to:
                                 Gordon H. Hayes
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000
                              ____________________

                                           Calculation of Registration Fee
===================  =============  ===========================  ===========================  =======================
Title of Securities  Amount to be        Proposed maximum             Proposed maximum        Amount of registration
to be registered     registered(1)  offering price per share(2)  aggregate offering price(2)          fee(3)
-------------------  -------------  ---------------------------  ---------------------------  -----------------------

  Common Stock,
  par value $.01           823,000                      [$2.83]              [$2,324,975.00]                [$581.24]
===================  =============  ===========================  ===========================  =======================

     (1)  Consists of (i) 500,000 shares issuable under the 2001 Stock Option and Incentive Plan, (ii) 123,000 shares issuable  under  the  2001 Employee Stock Purchase Plan and (iii) 200,000 shares issuable under the 2001 Non-Employee
Director  Stock  Option  Plan, plus such additional shares as may be required pursuant to the plans in the event of a stock  dividend,  recapitalization  or  other  similar  change  in  Common  Stock.
     (2)  Estimated  solely  for  the  purpose  of  calculating  the  registration fee pursuant to Rule 457 under the
Securities  Act  of  1933.
     (3)  Pursuant to Rule 457(c) under the Securities Exchange Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per  share of Common Stock on the Nasdaq SmallCap Market on July 2,
2001.

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item  1.  Plan  Information.
          -----------------

     Insightful Corporation ("Insightful") will send or give the documents containing the information specified in this Item 1 to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, we will not file such documents with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.
          -----------------------------------------------------------------

     We will send or give the documents containing the information specified in this Item 2 to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, we will not file such documents with the Commission either as a part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.  Incorporation  of  Documents  by  Reference.
          -------------------------------------------

     The following documents filed with the Commission are incorporated by reference in this registration statement (File No. 0-020992):

     - Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - Registrant's Current Report on Form 8-K, filed with the Commission on January 26, 2001;

     - Registrant's Current Report on Form 8-K, filed with the Commission on January 26, 2001;

     - Registrant's Current Report on Form 8-K, filed with the Commission on February 7, 2001;

     - Registrant's Current Report on Form 8-K, filed with the Commission on March 13, 2001; and

     - The "Description of Capital Stock" contained in Registrant's registration statement on Form 8-A dated February 3, 1993.

     All  documents  we  subsequently  file  with  the Commission under Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and deemed to be part of this registration statement from the date of filing of such documents.

Item  6.  Indemnification  of  Directors  and  Officers.
          ---------------------------------------------

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     Article 10 of our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, to the maximum extent permitted under the DGCL. Our certificate also provides that we shall indemnify any director or officer (1) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any legal proceeding (other than an action by or in the right of Insightful) brought against him by virtue of his position as a director or officer of Insightful if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (2) against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Insightful brought against him by virtue of his position as a director or officer of Insightful if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interest. We will not indemnify with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, we are required to indemnify him against all expenses (including attorneys' fees) incurred in connection therewith. Our certificate further provides that, in the event that the DGCL is amended to expand the indemnification permitted to directors or officers, we must indemnify those persons to the fullest extent permitted by such law as so amended.

     We maintain directors and officers liability insurance for the benefit of our directors and certain of our officers.

Item  8.  Exhibits.
          --------

Exhibit No.     Description  of  Exhibit
-----------     ------------------------

4.1             2001 Stock Option and Incentive Plan.

4.2             Form of Incentive Stock Option Agreement under the 2001 Stock Option and Incentive Plan.

4.3             Form of Non-Qualified Stock Option Agreement under 2001 Stock
                Option and Incentive Plan.

4.4             2001 Employee Stock Purchase Plan.

4.5             2001 Employee Stock Purchase Plan Enrollment/Authorization Form.

4.6             2001 Non-Employee Director Stock Option Plan.

4.7             Form of Stock Option Agreement under the 2001 Non-Employee
                Director Stock Option Plan.

5.1             Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1            Consent of Arthur Andersen LLP.

23.2            Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1            Power of Attorney (contained in page 6 of this Registration statement).

Item  9.  Undertakings.
          ------------

     (a)  We  hereby  undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Insightful pursuant to the provisions described in Item 6, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Insightful in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 2 day of July, 2001.
                                        INSIGHTFUL  CORPORATION

Date:  July 2, 2001                    By:
                                           -------------------------------------
                                           Shawn  F.  Javid
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Insightful Corporation, hereby severally constitute and appoint Shawn F. Javid, Sarwat H. Ramadan and Kenneth
J. Moyle, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable Insightful Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE(S)                            DATE:
---------                              --------                            -----
------------------------   President and Chief Executive Officer         June 27, 2001
Shawn F. Javid             (Principal Executive Officer)

------------------------   Chairman of the Board of Directors            June 27, 2001
Charles J. Digate

------------------------   Chief Financial Officer,                      June 27, 2001
Sarwat H. Ramadan          Treasurer and Secretary
                           (Principal Financial and Accounting Officer)

------------------------   Director                                      June 28, 2001
Christopher H. Covington

------------------------   Director                                      June 27, 2001
Samuel R. Meshberg

------------------------   Director                                      June 27, 2001
Mark C. Ozur

------------------------   Director                                      June 27, 2001
Arthur H. Reidel

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.     Description  of  Exhibit
-----------     ------------------------

4.1             2001 Stock Option and Incentive Plan.

4.2             Form of Incentive Stock Option Agreement under the 2001 Stock Option and Incentive Plan.

4.3             Form of Non-Qualified Stock Option Agreement under 2001 Stock
                Option and Incentive Plan.

4.4             2001 Employee Stock Purchase Plan.

4.5             2001 Employee Stock Purchase Plan Enrollment/Authorization Form.

4.6             2001 Non-Employee Director Stock Option Plan.

4.7             Form of Stock Option Agreement under the 2001 Non-Employee
                Director Stock Option Plan.

5.1             Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1            Consent of Arthur Andersen LLP.

23.2            Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1            Power of Attorney (contained in page 6 of this Registration statement).